Consent of Independent Auditors


We consent to the incorporation by reference in the Amendment No. 2 to Registration Statement (Form S-3 No. 333-45847) of Ionic Fuel Technology, Inc. and in the related Prospectus of our report dated August 28, 1998, with respect to the consolidated financial statements and schedule of Ionic Fuel Technology, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1998.



                                         /s/ ERNST & YOUNG LLP


Stamford, Connecticut
September 28, 1998